As filed with the Securities and Exchange Commission on May 19, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REE Automotive Ltd.
(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kibbutz Glil-Yam 4690500, Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

REE Automotive Ltd.
2021 Share Incentive Plan

(Full title of the plan)

Puglisi & Associates
850 Library Avenue
Newark, DE 19711
(Name and address of agent for service)

(302) 738-6680
(Telephone number, including area code, of agent for service)

Copies to:

Ron Ben-Bassat, Esq.	Ron Ben-Menachem
Sullivan & Worcester LLP	Joshua Ravitz
1251 Avenue of the Americas	Herzog Fox & Neeman
New York, NY 10020	6 Yitzhak Sadeh Street
Tel: (212) 660-3000	Tel Aviv 6777506, Israel
Telephone: (972) (3) 692-2020
Fax: (972) (3) 696-6464

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On November 16, 2021, REE Automotive Ltd. (the “Company” or the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-261130) to register under the Securities Act of 1933, as amended (the “Securities Act”) (i) 785,527 Class A ordinary shares, without par value, of the Registrant (“Class A Ordinary Shares”) issuable under the REE Automotive Ltd. 2021 Share Incentive Plan (the “2021 Plan”), (ii) 154,284 Class A Ordinary Shares reserved for issuance under the REE Automotive Ltd. Employee Stock Purchase Plan (the “ESPP”); and (iii) 1,037,000 Class A Ordinary Shares issuable upon the exercise of options outstanding under the REE Automotive Ltd. Key Employee Share Incentive Plan (2011) (the “2011 Plan”). Each of the 2021 Plan, the 2021 ESPP and the 2011 Plan has been approved by the Registrant’s board of directors (the “Board”) and shareholders. On May 23, 2023, the Registrant filed another registration statement on Form S-8 (File No. 333-261130) with the Commission to register (i) an additional 588,986 Class A Ordinary Shares for issuance under the 2021 Plan and (ii) an additional 2,780,570 Class A Ordinary Shares for issuance under the 2011 Plan. All prior share amounts have been adjusted to reflect the 1-for-30 reverse share split of the Registrant’s Class A Ordinary Shares and Class B ordinary shares effected on October 18, 2023.

On March 28, 2024, the Registrant filed another registration statement on Form S-8 (File No. 333-278319) with the Commission to register (i) an additional 640,000 Class A Ordinary Shares for issuance under the 2021 Plan, pursuant to the provisions of the 2021 Plan which provide for annual automatic increases in the number of Class A Ordinary Shares reserved for issuance under the 2021 Plan and (ii) an additional 300,000 Class A Ordinary Shares for issuance under the 2021 Plan following approval by the Board. On September 26, 2024, the Registrant filed another registration statement on Form S-8 (File No. 333-282346) with the Commission to register an additional 800,000 Class A Ordinary Shares for issuance under the 2021 Plan following approval by the Board. Each of the previously filed registration statements are referred to herein as the “Prior Registration Statements.”

In accordance with General Instruction E to Form S-8, the Registrant is filing this registration statement on Form S-8 solely to register an additional 1,624,454 Class A Ordinary Shares for issuance under the 2021 Plan, pursuant to the provisions of the 2021 Plan, which provide for the annual automatic increase in the number of Class A Ordinary Shares reserved for issuance under the 2021 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference in its entirety, with the exception of Items 3 and 8 of Part II of the Prior Registration Statements, each of which is amended and restated in its entirety herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this registration statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act in accordance with the rules and regulations of the Commission. Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 15, 2025 (“Annual Report”); and

●	the description of our securities contained in Form 8-A filed with the SEC on July 22, 2021, as updated by Exhibit 2.5 to our Annual Report.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Documents

4.1	Amended and Restated Articles of Association of REE Automotive Ltd., incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F filed with the SEC on May 15, 2025.

4.2
Specimen Class A Ordinary Share Certificate of REE Automotive Ltd., incorporated by reference to Exhibit 4.5 to Amendment No. 3 to the Company’s Registration Statement on Form F-4 (File No. 333-254070) filed with the SEC on June 21, 2021.

5.1*	Opinion of Herzog, Fox & Neeman with respect to the legality of the Class A Ordinary Shares.

10.1†
2021 REE Automotive Ltd. Share Incentive Plan, incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (File No. 333-261130) filed with the SEC on November 16, 2021.

10.2†
REE Automotive Ltd. Key Employee Share Incentive Plan (2011) incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-8 (File No. 333-261130) filed with the SEC on November 16, 2021.

10.3†
2021 REE Automotive Ltd. Employee Stock Purchase Plan, incorporated by reference to Exhibit 4.6 to the Company’s Shell Company Report on Form 20-F (File No. 001-40649) filed with the SEC on July 28, 2021.

23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered accounting firm for the Company.

23.2*	Consent of Herzog, Fox & Neeman (included in Exhibit 5.1 to this Registration Statement).

24.2	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith

†	Indicates a management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Kibbutz Glil-Yam, State of Israel, on May 19, 2025.

REE AUTOMOTIVE LTD.

By:	/s/ Hai Aviv
Name:	Hai Aviv
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of REE Automotive Ltd. hereby constitutes Daniel Barel and Hai Aviv, with full power of substitution, each of them singly our true and lawful attorneys-in-fact and agents to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form S-8, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ Daniel Barel	Chief Executive Officer and	May 19, 2025
Daniel Barel	Director (Principal Executive Officer)

/s/ Hai Aviv	Chief Financial Officer	May 19, 2025
Hai Aviv	(Principal Financial and Accounting Officer)

/s/ Carlton Rose	Chairman	May 19, 2025
Carlton Rose

/s Ittamar Givton	Director	May 19, 2025
Ittamar Givton

/s/ Ahishay Sardes	Director	May 19, 2025
Ahishay Sardes

/s/ Hicham Abdessamad	Director	May 19, 2025
Hicham Abdessamad

/s/ Rajesh Goel	Director	May 19, 2025
Rajesh Goel

/s/ Ayellet (Mimi) Zemah	Director	May 19, 2025
Ayellet (Mimi) Zemah

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of REE Automotive Ltd. has signed this registration statement on May 19, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

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